UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ASPEN INSURANCE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
Telephone: (441) 295-8201
(Address of Principal Executive Offices)
(Telephone)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/1,000th Interest in a 5.625% Perpetual Non-Cumulative Preference Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates:
333-231937
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the Depositary Shares (the “Depositary Shares”) of Aspen Insurance Holdings Limited (the “Company”), each of which Depositary Share represents 1/1000th interest in a share of the Company’s 5.625% Perpetual Non-Cumulative Preference Shares (the “Preference Shares”), par value $0.0015144558 per Preference Share with an initial liquidation preference of $25,000 per Preference Share, equivalent to $25 per Depositary Share.

The descriptions of the terms of the Depositary Shares and the underlying Preference Shares of the Company are incorporated herein by reference to the Company’s prospectus supplement dated August 6, 2019 (the “Prospectus Supplement”) to a prospectus dated June 19, 2019 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-231937) (the “Registration Statement”), which Registration Statement was filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2019. Reference is made specifically to the sections in the Prospectus captioned “Description of the Preference Shares” and Description of the Depositary Shares” and to the sections in the Prospectus Supplement captioned “Description of the Preference Shares” and “Description of the Depositary Shares.”

Item 2.	Exhibits.
The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the SEC:

3.1
Certificate of Incorporation and Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to Aspen Insurance Holdings Limited 2003 Registration Statement on Form F-1 (Registration No. 333-110435)).

3.2	Amendments to the Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 6-K filed on July 29, 2019).
3.3	Amended and Restated Bye-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 15, 2019).
4.1	Certificate of Designation of the Company’s 5.625% Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K filed on August 13, 2019).
4.2	Form of Share Certificate evidencing the 5.625% Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 6-K filed on August 13, 2019).
4.3
Deposit Agreement dated as of August 13, 2019 among the Company and Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to the Company's Form 6-K filed on August 13, 2019).

4.4	Form of Depositary Receipt (incorporated by reference to Exhibit 4.4 to the Company's Form 6-K filed on August 13, 2019).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED

Dated: August 13, 2019	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer